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As filed with the Securities and Exchange Commission on March 11, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	65-0654331 (I.R.S. Employer Identification Number)

200 Riverfront Boulevard
Elmwood Park, New Jersey 07407-1033
(201) 791-7600
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

H. Katherine White, Esq.
Vice President, General Counsel and Secretary
Sealed Air Corporation
200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033
(201) 791-7600
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Robert M. Chilstrom, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036-6522 (212) 735-3000

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filter, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Debt Securities

Common Stock

Preferred Stock

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Total

(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. The registrant is also hereby registering such indeterminate amounts of debt securities and an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for any other debt securities, warrants or preferred stock that provide for conversion of or exchange for other securities, including such shares of common stock or preferred stock as may be issued pursuant to anti-dilution adjustments, or upon exercise of warrants, rights or units for such securities, or the settlement of stock purchase contracts or stock purchase units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange or settlement of other securities or that are issued in units.

PROSPECTUS

SEALED AIR CORPORATION

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

We may from time to time offer to sell:

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  debt securities;

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  shares of our common stock;

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  shares of our preferred stock;

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  warrants to purchase our debt securities or shares of our common stock or preferred stock, or other securities;

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  rights to purchase our debt securities or shares of our common stock or preferred stock, or other securities;

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  stock purchase contracts to purchase shares of our common stock or our preferred stock; and

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  stock purchase units, each representing ownership of a stock purchase contract and any of our debt securities, shares of our common stock or preferred stock, or preferred securities or debt obligations of third-parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder's obligation to purchase shares of our common stock or preferred stock under the stock purchase contracts.

        The debt securities may consist of debentures, notes, bonds or other types of indebtedness. The debt securities, preferred stock, warrants, rights, stock purchase contracts and stock purchase units may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol "SEE."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by securityholders, if so provided in a prospectus supplement hereto. We will provide specific terms of any securities to be offered, including the amount, prices and other terms of the securities and information about any selling securityholders, in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading "Risk Factors" beginning on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2009.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus and any prospectus supplement or other offering materials do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. To the extent that this prospectus is used by any securityholder to resell any securities, information with respect to the securityholder and the terms of the securities being offered will be contained in a prospectus supplement. You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" and "Incorporation by Reference" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

        You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

        When used in this prospectus, the terms "Sealed Air Corporation," "the Company," "we," "our" and "us" refer to Sealed Air Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.sealedair.com. However, the information on our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue.

You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K). Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated):

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  Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009;

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  Our Current Reports on Form 8-K or 8-K/A filed on January 6, 2009, January 20, 2009, January 21, 2009, January 26, 2009, January 29, 2009 and February 12, 2009;

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  The description of our common stock, par value $0.10 per share, contained in our Joint Proxy Statement/Prospectus filed as part of our Registration Statement on Form S-4, declared effective on February 13, 1998; and

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  Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 , as amended (the "Exchange Act") after the date of this prospectus and before the termination of this offering.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Corporate Secretary
Sealed Air Corporation
200 Riverfront Boulevard
Elmwood Park, New Jersey 07407-1033
(201) 791-7600

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

        The SEC encourages companies to disclose forward-looking statements so that investors can better understand a company's future prospects and make informed investment decisions. Some of the Company's statements in this prospectus, in documents incorporated by reference into this prospectus and in the Company's future oral and written statements, may be forward-looking. These statements reflect the Company's beliefs and expectations as to future events and trends affecting the Company's business, its consolidated financial position and its results of operations. These forward-looking statements are based upon the Company's current expectations concerning future events and discuss, among other things, anticipated future performance and future business plans. Forward-looking statements are identified by such words and phrases as "anticipates," "believes," "could be," "estimates," "expects," "intends," "may," "plans to," "will" and similar expressions. Forward-looking statements are necessarily subject to risks and uncertainties, many of which are outside the control of the Company that could cause actual results to differ materially from these statements.

        While investors should carefully consider the list of risk factors discussed by the Company in this prospectus and in documents incorporated by reference into this prospectus, the list is not intended to set forth all risks that the Company may face and there could be other factors that affect the Company's future financial position and results of operations. Examples of such factors include: disruptions to data or voice networks; changes in interest rates; the Company's ability to hire, develop and retain talented employees worldwide; and legal and environmental matters.

        Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SEALED AIR CORPORATION

        We, operating through our subsidiaries, are a leading global innovator and manufacturer of a wide range of packaging and performance-based materials and equipment systems that serve an array of food, industrial, medical and consumer applications. The Company maintains operations in 52 countries, with widely recognized brands such as Bubble Wrap® brand cushioning, Jiffy® protective mailers, Instapak® foam-in-place systems and Cryovac® packaging technology. We conduct substantially all of our business through two direct wholly-owned subsidiaries, Cryovac, Inc. and Sealed Air Corporation (US). These two subsidiaries, directly and indirectly own substantially all of the assets of the business and conduct operations themselves and through subsidiaries around the globe.

        Our principal executive offices are located at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033. Our telephone number is (201) 791-7600.

RISK FACTORS

        Before you invest in any of our securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; by any prospectus supplement accompanying this prospectus; or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See "Incorporation By Reference" and "Cautionary Statement Regarding Forward-Looking Statements."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for each of the periods indicated.

	Year Ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	2.5x	3.8x	3.5x	3.3x	2.9x

        The historical ratios were prepared on a consolidated basis using amounts calculated in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, and, therefore, reflect all consolidated earnings and fixed charges.

        The ratio of earnings to fixed charges was determined by dividing earnings available to cover fixed charges by total fixed charges. Earnings available to cover fixed charges consist of: (i) earnings before income tax provision and (ii) fixed charges, exclusive of capitalized interest. Total fixed charges consist of: (i) interest expense, which includes amortized premiums, discounts and capitalized expenses related to debt issuances, (ii) capitalized interest and (iii) an estimate of interest within rental expense. As of the date of this prospectus, no shares of our preferred stock were issued and outstanding.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any debt securities, common stock, preferred stock, warrants, rights, stock purchase contracts or stock purchase units that may be offered hereby for general corporate purposes. We will not receive any of the proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF DEBT SECURITIES

        The following summarizes the material provisions of the debt securities to which a prospectus supplement may relate. We may issue debt securities from time to time in one or more series. Each time we offer debt securities, the prospectus supplement related to that offering will describe the applicable terms.

        As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract to be entered into by us and a financial institution, acting as trustee on your behalf. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

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  First, subject to some limitations, the trustee can enforce your rights against us if we default.

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  Second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, sending you interest payments.

        Because this section is a summary of the material terms, it does not describe every aspect of the debt securities. We urge you to read the indenture governing the debt securities because it, and not this description, defines your rights as a holder of debt securities. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. This description is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture covering the debt securities, as described below, including definitions of some terms used in the indenture. The indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the indenture.

        References to "Sealed Air Corporation," "company," "we," "us" and "our" in this section are only to Sealed Air Corporation and not to its subsidiaries.

General

        Unless otherwise provided in the applicable prospectus supplement, the debt securities will be unsecured senior obligations of our company. As senior debt securities, they will rank equally with all of our other unsecured and unsubordinated indebtedness.

        We are a holding company and substantially all of our assets are owned by, and our business is conducted through, subsidiaries, both foreign and domestic. Our debt securities will not be guaranteed by any of our subsidiaries, except in certain circumstances that are discussed below under "—Subsidiary Guarantees." Distributions or advances from our subsidiaries are a major source of funds that are necessary for us to meet our debt service and other obligations. Contractual provisions, laws or regulations to which we or any of our subsidiaries may become subject, as well as any subsidiary's financial condition and operating requirements, may limit our ability to obtain cash required to service our indebtedness, including the debt securities.

        The debt securities will be structurally subordinated to all existing and future obligations of our subsidiaries (unless such subsidiaries become subsidiary guarantors as discussed below under "—Subsidiary Guarantees") including claims in respect to trade payables. In addition, the guarantees of any subsidiaries that become subsidiary guarantors may be released in certain circumstances.

        The indenture provides for the issuance by us from time to time of debt securities in one or more series. The indenture does not limit the aggregate principal amount of debt securities we may issue under the indenture. In addition, the indenture does not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities that may be issued by Sealed Air Corporation or its restricted subsidiaries.

        The indenture sets forth the specific terms of any series of debt securities or provides that such terms will be set forth in, or determined pursuant to, an authorizing resolution and officers' certificate or a supplemental indenture, if any, relating to that series.

        You should read the prospectus supplement relating to a particular series of debt securities for the following terms of the series of debt securities offered by that prospectus supplement and this prospectus:

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  the title of the debt securities and the series in which the debt securities will be included;

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  any limit upon the aggregate principal amount of the debt securities;

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  the date or dates, or the method or methods, if any, by which the date or dates on which the principal of the debt securities will be payable shall be determined;

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  the rate or rates at which the debt securities will bear interest, if any, which rate may be zero in the case of some debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which the rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which the interest, if any, will accrue or the method by which the date or dates will be determined;

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  the date or dates on which the interest, if any, on the debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

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  whether and under what circumstances additional amounts, if any, on the debt securities or any of them will be payable and, if so, whether and on what terms we will have the option to redeem the debt securities in lieu of paying the additional amounts (and the terms of the option);

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  the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable, any of the debt securities that are registered securities may be surrendered for registration of transfer or exchange, and any debt securities may be surrendered for conversion or exchange;

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  whether any of the debt securities may be redeemed at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part;

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  whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of the debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, and any provisions for the remarketing of the debt securities so redeemed or purchased;

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  if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities will be issuable;

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  if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of the debt securities that will be payable upon declaration of acceleration of maturity;

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  if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of the debt securities;

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  whether the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable, at the election of Sealed Air Corporation or a holder, in a currency other than that in which the debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, the election may be made;

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  any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to debt securities;

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  whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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  any deletions from, modifications of or additions to the events of default or covenants of Sealed Air Corporation with respect to the debt securities;

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  whether some of the provisions relating to the discharge, defeasance and covenant defeasance described below under "—Discharge, Defeasance and Covenant Defeasance" will be applicable to the debt securities;

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  whether the debt securities are to be guaranteed by any subsidiary and the form of such subsidiary guarantee, if other than the form set forth in the indenture; and

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  any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities.

        Unless otherwise provided in the prospectus supplement relating to any series of debt securities, the principal, premium, interest and additional amounts, if any, will be payable at the office or agency maintained by us (initially a corporate trust office designated by the Trustee); provided that payment of interest on registered securities may be made by check mailed to the payee at the addresses of the persons appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. In the case of registered securities, interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date. All paying agents initially designated by us for the debt securities of a particular series will be named in the prospectus supplement relating to those debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the affected debt securities.

        We have appointed the Trustee as security registrar. Unless otherwise provided in the prospectus supplement relating to any series of debt securities, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us (initially a corporate trust office designated by the Trustee). The transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses payable in connection with any registration of transfer or exchange of debt securities. We will not be required to (1) issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of any of the debt securities of that series and ending at the close of business on the day of the mailing of the notice of redemption or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in registered form without coupons in minimum denominations of $1,000 and integral multiples thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in the global debt security will be shown on, and transfers will be effected only through, records maintained by the designated depositary and its participants as described below. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and United States federal income tax considerations, applicable to the those debt securities and to payment on and transfer and exchange of those debt securities will be described in the applicable prospectus supplement.

        We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series without limit unless the reopening was restricted when that series was created.

        There is no requirement that we issue debt securities in the future under the same indenture, and we may use other indentures or documentation, containing materially different provisions in connection with future issues of other debt securities.

        We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the United States federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

        In addition, special United States federal income tax considerations or other restrictions or other terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than United States dollars may also be set forth in the prospectus supplement, if applicable.

        We will comply with any tender offer rules within the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may then be applicable, if we are obligated to purchase debt securities at the option of the holders of the securities. Any obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities, the indenture does not contain any provisions that would limit our or our subsidiaries' ability to incur indebtedness (other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities) or that would afford holders of debt securities protection in the event that we engage in a highly leveraged or similar transaction. Reference is made to the prospectus supplement relating to the particular series of debt securities being offered for information about any deletions from, modifications or additions to the events of default described below or covenants of Sealed Air Corporation in the indenture.

Conversion and Exchange

        If any debt securities are convertible, they may be convertible into or exchangeable for securities, property or cash, or a combination of the foregoing, and the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

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  the securities, property or cash into which the debt securities are convertible or for which they are exchangeable;

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  the conversion price or exchange ratio, or the calculation method for such price or ratio;

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  the conversion or exchange period, or how such period will be determined;

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  if conversion or exchange will be mandatory or at the option of the holder or our company;

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  provisions for adjustment of the conversion price or the exchange ratio;

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  provisions affecting conversion or exchange in the event of the redemption of the debt securities; and

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  any other terms of the debt securities that are consistent with the provisions of the indenture.

        Such terms may also include provisions under which the number or amount of other securities or property to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities or property as of a time stated in the prospectus supplement.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities (each a "Global Security") that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that particular series. The specific terms of a depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that particular series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a Global Security, the depositary for the Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the Global Security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a Global Security.

        So long as the depositary for a Global Security, or its nominee, is the registered owner of the Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the indenture governing these debt securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of a series in definitive form and will not be considered the owners or holders of the debt securities under the indenture.

        Principal of, any premium and interest on, and any additional amounts with respect to debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing the debt securities. None of Sealed Air Corporation, the Trustee, the paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on, or additional amounts with respect to debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the sole responsibility of the participants.

        The indenture provides that if (1) the depositary for a series of debt securities notifies us that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the indenture and a successor depositary is not appointed by us within 90 days of written notice, (2) we determine that the debt securities of a particular series will no longer be represented by Global Securities and execute and deliver to the Trustee a company order to that effect or (3) an event of default with respect to a series of debt securities has occurred and is continuing and the depositary requests the issuance of debt securities in definitive form, the Global Securities will be exchanged for debt securities of a series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. The definitive debt securities will be registered in such name or names as the depositary instructs the Trustee. We expect that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in Global Securities.

Events of Default

        Each of the following events will constitute an event of default under the indenture with respect to any series of debt securities issued:

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  default in the payment of any interest on any debt security of the series, or any additional amounts payable, when interest or additional amounts become due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of the principal of or any premium on any debt security of the series, or any additional amounts payable, when principal, premium or additional amounts become due and payable at maturity, upon any redemption, upon declaration of acceleration or otherwise;

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  default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of the series;

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  default in the performance, or breach, of the covenant relating to the restrictions on mergers, consolidations and certain transfers, leases and acquisitions of assets by our company or the covenant relating to the obligation of our company to cause subsidiaries to become subsidiary guarantors as provided in the indenture;

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  default in the performance, or breach, of any covenant or warranty of Sealed Air Corporation contained in the indenture for the benefit of the series or in the debt securities of the series (other than a covenant or warranty a default in the performance or the breach of which is dealt with elsewhere in the indenture or which is expressly included in the indenture solely for the benefit of a series of debt securities other than such series), and the continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

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  default under the terms of any bonds, debentures, notes or other evidences of, or under any mortgages, indentures, agreements or instruments under which any of our debt is issued, secured or evidenced (including any event of default under any other series of debt securities) with a principal amount then outstanding, individually or in the aggregate, of at least $25,000,000, whether the debt now exists or is incurred in the future, which default (i) results in such debt becoming or being declared due and payable before it is otherwise due and payable or (ii) consists of the failure to pay all or any portion of such debt at its final stated maturity (after expiration of any applicable grace period) and such default shall not have been rescinded or such debt shall not have been discharged within 10 days;

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  particular events in bankruptcy, insolvency or reorganization of Sealed Air Corporation; and

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  any other event of default under the indenture with respect to debt securities of the series.

        No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in any prospectus supplement.

        The indenture provides that if an event of default with respect to the debt securities of any series (other than an event of default described in the seventh bullet above) occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series by written notice as provided in the indenture may declare the principal amount (or a lesser amount as may be provided for in the debt securities of the series) of all outstanding debt securities of the series to be due and payable immediately. At any time after a declaration of acceleration is made, but before a judgment or decree for payment of money is obtained by the Trustee, and subject to applicable law and particular other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under some circumstances, rescind and annul acceleration.

        An event of default described in the seventh bullet of the first paragraph above will cause the principal amount and accrued interest (or a lesser amount as provided for in the debt securities of the series) to become immediately due and payable without any declaration or other act by the Trustee or any holder.

        The indenture provides that, within 90 days after the occurrence of a default with respect to the debt securities of any series, the Trustee will deliver, in the manner set forth in the indenture, a notice of default to the holders of the debt securities of the series unless the default has been cured or waived. Except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of the series, the Trustee may withhold notice if it in good faith determines that the withholding of the notice is in the best interest of the holders of debt securities of the series. Further, in the case of any default specified in the fifth bullet of the first paragraph above, no notice of default will be given to holders of the debt securities of the affected series until at least 30 days after the occurrence thereof.

        If an event of default occurs and is continuing with respect to the debt securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of the series by all appropriate judicial proceedings.

        The indenture provides that, subject to the duty of the Trustee to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of the debt securities, unless the holders offer to the Trustee reasonable indemnity.

        Subject to the provisions for the indemnification of the Trustee, and subject to applicable law and particular other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of the series.

        Under the indenture, we are required annually to furnish to the Trustee a statement as to any default in performance or observance by us of any terms, provisions and conditions of the indenture. We are also required to deliver to the Trustee a written notice within thirty days after becoming aware of any event of default or any event which after notice or lapse of time or both would constitute an event of default.

Subsidiary Guarantee

        Unless otherwise described in a prospectus supplement relating to any series of debt securities, if any of our subsidiaries becomes a subsidiary guarantor under our Credit Agreement, we are required to cause such subsidiary concurrently to become a subsidiary guarantor under the indenture by executing and delivering to the Trustee a subsidiary guarantee substantially in the form established in or pursuant to the indenture. As used in the indenture, the term "Credit Agreement" means the Revolving Credit Agreement (5-year), dated as of July 26, 2005, among us, certain of our subsidiaries, banks and financial institutions party thereto, and Citicorp USA, Inc., as agent for the lenders, as such Credit Agreement may be amended, supplemented, extended, renewed, restated, replaced, refinanced or modified from time to time (whether or not there is ever a period when there is no Credit Agreement then in effect), including, without limitation, by adding additional parties to or increasing the commitments under such Credit Agreement.

        If a subsidiary guarantor is no longer a subsidiary guarantor under our Credit Agreement, on delivery by us to the Trustee of an officers' certificate certifying to the same, then automatically, without the requirement of any further action by us, such subsidiary or the Trustee, such subsidiary will cease to be a subsidiary guarantor under the indenture and will have no further obligation or liability under its subsidiary guarantee.

Modification and Waiver

        The indenture may be modified or amended by us and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

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  change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

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  reduce the principal amount of, or the rate (or modify the calculation of the rate in a manner that may reduce the rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of any debt security or otherwise;

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  change our obligation to pay additional amounts with respect to any debt security or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity or the amount provable in bankruptcy;

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  change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security;

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  change the place of payment or the currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable;

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  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

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  modify the provisions of any subsidiary guarantee or the provisions of the indenture relating to any subsidiary guarantee in any way that would adversely affect the interests of each holder;

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  reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

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  reduce the requirements for quorum or voting by holders of debt securities in the indenture;

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  make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Sealed Air Corporation or other securities in accordance with its terms; or

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  modify any of the provisions described in the immediately preceding bullets or any of the provisions in the indenture regarding the waiver of past defaults and the waiver of some covenants by the holders of debt securities except to increase any percentage vote required or to provide that some other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected.

        The holders of a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of the series, waive our compliance with a number of restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of the series, waive any past default and its consequences under the indenture with respect to the debt securities of the series, except a default (a) in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of the series or (b) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Discharge, Defeasance and Covenant Defeasance

        We may discharge some obligations to holders of any series of debt securities not yet delivered to the Trustee for cancellation and that either became due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in United States dollars or in the foreign currency in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal (and premium, if any), any additional amounts and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity or redemption of the debt securities, as the case may be.

        The indenture provides that, unless the provisions of the indenture relating to defeasance and discharge are made inapplicable to the debt securities of or within any series pursuant to the indenture, we may elect either:

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  to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of particular events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) ("defeasance") or

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  to be released from our obligations with respect to the debt securities under certain covenants as described in the applicable prospectus supplement, and any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities ("covenant defeasance").

        Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the Trustee, in trust, of an amount in United States dollars or in the foreign currency in which the debt securities are payable, or Government Obligations (as defined below), or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the debt securities on the scheduled due dates (including any redemption date that we irrevocably specify at the time of defeasance or covenant defeasance) and any mandatory sinking fund payments or analogous payments, if applicable.

        Such a trust may be established only if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which we are a party or by which we are bound, (2) no event of default or event that with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased occurred and is continuing on the date of establishment of the trust, or, insofar that an event in bankruptcy, insolvency or reorganization of our company is concerned, at any time during the period ending on the 90th day after the date of establishment of the trust and (3) we have delivered to the Trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture.

        "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

        "Government Obligations" means securities that are (1) direct obligations of the United States of America or the government or governments that issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government or governments that issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers, and also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt.

        If after we have deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of the series is entitled to, and does, elect pursuant to the indenture or the terms of the debt security to receive payment in a currency other than that in which the deposit has been made in respect of the debt security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on, and additional amounts, if any, with respect to such debt security as the debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for the currency in effect on the second business day prior to the payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for the Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

        "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or the confederation that issued the Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

        In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default (other than an event of default with respect to any covenant as to which there has been covenant defeasance), if the amount in United States dollars or the Foreign Currency in which the debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or earlier redemption but is not sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default, Sealed Air Corporation will remain liable to make payment of the amounts due at the time of acceleration.

Governing Law

        The indenture and the debt securities will be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

Relationship with the Trustee

        The Trustee under the indenture, U.S. Bank, National Association, is also the trustee under indentures regarding our other outstanding senior notes.

DESCRIPTION OF CAPITAL STOCK

General

        The following is a summary of information concerning our capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our amended and restated certificate of incorporation (the "Certificate of Incorporation") or of our amended and restated by-laws (the "By-laws"). The summary is qualified in its entirety by reference to these documents, which you must read for complete information on our capital stock. Our Certificate of Incorporation and By-laws are incorporated by reference to the registration statement of which this prospectus forms a part as Exhibits 3.1 and 3.2 thereto.

Common Stock

        We are authorized to issue up to 400,000,000 shares of common stock, par value $0.10 per share. There were 157,876,096 shares of our common stock issued and outstanding as of January 31, 2009.

        Dividends.    Dividends on shares of common stock may be declared by our Board from the surplus or net profits of the Company to the extent such funds are legally available for the payment of dividends.

        Voting Rights.    Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. The holders of shares of our common stock do not have cumulative voting rights. In other words, a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our Board. A consequence of not having cumulative voting rights is that the holders of a majority of the shares of common stock entitled to vote in the election of directors can elect all directors standing for election, which means that the holders of the remaining shares will not be able to elect any directors.

        Other Rights.    In the event of any liquidation, holders of common stock will be entitled to share on a pro rata basis in all of the remaining assets and funds available for distribution under such liquidation, subject to the payment in full of all claims of creditors and prior rights of any class or series of preferred stock then outstanding. The rights of holders of common stock may only be modified by a vote of a majority of the shares outstanding or through the issuance of preferred stock as authorized in the Certificate of Incorporation. The shares of common stock have no preemptive, conversion or similar rights. The shares of common stock also have no redemption rights.

        Fully Paid.    The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

Preferred Stock

        We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.10 per share. No shares of our preferred stock were issued and outstanding as of January 31, 2009.

        Under the Certificate of Incorporation, preferred stock may be issued from time to time in one or more series. Preferred stock will have the powers, designations, preferences and other rights and qualifications, limitations and restrictions stated in the Certificate of Incorporation and otherwise as fixed by our Board. Except as otherwise fixed by our Board or as required by law, the Certificate of Incorporation provides that holders of preferred stock of any series are entitled to one vote per share held, are entitled to vote share for share with the holders of common stock without distinction as to class and are not entitled to vote separately as a class or series of a class. Unless otherwise fixed by our

Board, all series of preferred stock will rank equally and will be identical in all respects. All shares of any one series of preferred stock must be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon accumulate. The number of shares of preferred stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of our stock entitled to vote, and the holders of the preferred stock will not be entitled to vote separately as a class or series of a class on any such increase or decrease.

        The authority possessed by our Board to issue preferred stock could potentially be used to discourage attempts by third-parties to obtain control of our Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our Board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. Except as described below, there are no current agreements or understandings with respect to the issuance of preferred stock and our Board has no present intention to issue any shares of preferred stock.

Restrictions on Payment of Dividends

        We are incorporated in Delaware and are governed by Delaware law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if no such surplus exists, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets).

Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Delaware Law

        Some provisions of our Certificate of Incorporation and By-laws and of Delaware law may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

  Size of Board and Vacancies

        The number of directors on our Board will be fixed exclusively by our Board. Newly created directorships resulting from any increase in our authorized number of directors and vacancies will be filled by a majority of our directors then in office, though less than a quorum, or by a sole remaining director. A vacancy shall be deemed to exist in the case of death, removal or resignation of any director, or if stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole Board.

  Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our By-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board.

  No Cumulative Voting

        Our Certificate of Incorporation and By-laws do not provide for cumulative voting in the election of directors.

  Undesignated Preferred Stock

        The authorization in our Certificate of Incorporation of undesignated preferred stock makes it possible for our Board to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The provision in our Certificate of Incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

  Delaware Anti-takeover Law

        We are subject to Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the business combination or the transaction in which such person becomes an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board and the anti-takeover effect includes discouraging attempts that might result in a premium over the market price for the shares of our common stock.

Limitation on Liability of Directors and Indemnification of Directors and Officers

        Section 145 of the DGCL provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person's conduct was unlawful; (2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a present or former director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.

        Our Certificate of Incorporation and By-laws provide that, to the fullest extent legally permitted by the DGCL, we will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company or for its benefit as a director, officer employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, from and against any and all expenses, liabilities and losses (including without limitation attorney's fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

        Our Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. The DGCL, our Certificate of Incorporation and our By-Laws permit the purchase by the Company of insurance for indemnification of directors and officers. We currently maintain directors and officers liability insurance.

NYSE Listing

        Our shares of common stock are listed on the NYSE. Our shares trade under the ticker symbol "SEE."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

        The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

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  the title of the warrants;

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  the aggregate number of warrants offered;

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  the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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  the exercise price of the warrants;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued;

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  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in United States dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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  any minimum or maximum amount of warrants that may be exercised at any one time;

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  any terms relating to the modification of the warrants;

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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  any other specific terms of the warrants.

        The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the price, if any, per right;

  •
  the exercise price payable for debt securities, preferred stock, common stock, or other securities upon the exercise of the rights;

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the number and terms of debt securities, preferred stock, common stock, or other securities which may be purchased per right;

  •
  the extent to which the rights are transferable;

  •
  any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities, shares of our common stock or preferred stock, or preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder's obligations to purchase shares of our common stock or preferred stock under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase units may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase units also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

 SELLING SECURITYHOLDERS

        If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference to such registration statement.

PLAN OF DISTRIBUTION

        We, or selling securityholders, if applicable, may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters for resale to purchasers;

  •
  directly to purchasers; or

  •
  through agents or dealers to purchasers.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or counsel to be identified in the applicable prospectus supplement, will serve as counsel to Sealed Air Corporation.

EXPERTS

        The consolidated financial statements and schedule of Sealed Air Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses of Sealed Air Corporation (the "Registrant") in connection with the offering described in this Registration Statement (all of which will be borne by the Registrant). All amounts shown are estimated and are based on fees related to the preparation and filing of this registration statement exclusive of any securities offerings hereunder.

	Amount to be paid
SEC registration fee	$	*
Trustee fees		3,000
Printing expenses		3,000
Legal fees and expenses		50,000
Accounting fees and expenses		15,000
Miscellaneous		1,000

Total		$72,000

    *
    In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person's conduct was unlawful; (2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a present or former director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.

        Under Article ELEVENTH of the registrant's Amended and Restated Certificate of Incorporation and Article 8 of the registrant's Amended and Restated By-Laws, indemnification of directors and officers is provided for to the fullest extent permitted under the General Corporation Law. Article TWELFTH of the registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except for liability

(1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. The General Corporation Law, the registrant's Amended and Restated Certificate of Incorporation and the registrant's Amended and Restated By-Laws permit the purchase by the Registrant of insurance for indemnification of directors and officers. The Registrant currently maintains directors and officers liability insurance.

        The foregoing summary of Section 145 of the General Corporation Law, Articles ELEVENTH and TWELFTH of the Amended and Restated Certificate of Incorporation of the Registrant and Article 8 of the Amended and Restated By-Laws of the Registrant is qualified in its entirety by reference to the relevant provisions of Section 145, the relevant provisions of the Registrant's Unofficial Composite Amended and Restated Certificate of Incorporation, which are incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3, Registration No. 333-108544, and the relevant provisions of the Registrant's Amended and Restated By-Laws, which are incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, Date of Report February 16, 2007, File No. 1-12139.

Item 16.    Exhibits

        The exhibit index appears on the page immediately following the signature page of this registration statement.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To supplement the prospectus, after the expiration of any applicable subscription period, to set forth the results of a subscription offer, the transactions by the underwriters during such subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)
That, for purposes of determining any liability under the Securities Act of 1933, (A) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (B) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Elmwood Park, State of New Jersey, on March 11, 2009.

SEALED AIR CORPORATION (Registrant)
By:	/s/ WILLIAM V. HICKEY
William V. Hickey President and Chief Executive Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby severally constitutes, appoints and authorizes H. Katherine White, Jeffrey S. Warren and Sean E. Dempsey, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for such person and in such person's name, place and stead, and in any and all capacities to sign and execute any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WILLIAM V. HICKEY William V. Hickey	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2009
/s/ DAVID H. KELSEY David H. Kelsey	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 11, 2009
/s/ JEFFREY S. WARREN Jeffrey S. Warren	Controller (Principal Accounting Officer)	March 11, 2009
/s/ HANK BROWN Hank Brown	Director	March 11, 2009

Name	Title	Date

/s/ MICHAEL CHU Michael Chu	Director	March 11, 2009
/s/ LAWRENCE R. CODEY Lawrence R. Codey	Director	March 11, 2009
/s/ T. J. DERMOT DUNPHY T. J. Dermot Dunphy	Director	March 11, 2009
/s/ CHARLES F. FARRELL, JR. Charles F. Farrell, Jr.	Director	March 11, 2009
/s/ JACQUELINE B. KOSECOFF Jacqueline B. Kosecoff	Director	March 11, 2009
/s/ KENNETH P. MANNING Kenneth P. Manning	Director	March 11, 2009
/s/ WILLIAM J. MARINO William J. Marino	Director	March 11, 2009

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
3.1
Unofficial Composite Amended and Restated Certificate of Incorporation of the Registrant as currently in effect (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-3, Registration No. 333-108544 and incorporated by reference herein).
3.2
Amended and Restated By-Laws of the Registrant as currently in effect (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on February 22, 2007 and incorporated by reference herein).
4.1	*	Form of Certificate for Preferred Stock.
4.2	†	Form of Indenture between the Registrant and U.S. Bank, National Association, as Trustee.
4.3	*	Form of Debt Securities to be issued under the Indenture.
4.4	*	Form of Warrant Agreement.
4.5	*	Form of Warrant Certificate.
4.6	*	Form of Rights Agreement.
4.7	*	Form of Rights Certificate.
4.8	*	Form of Stock Purchase Contract Agreement.
4.9	*	Form of Stock Purchase Contract.
4.10	*	Form of Stock Purchase Unit Agreement.
4.11	*	Form of Stock Purchase Unit.
5.1	†	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1	†	Computation of Ratio of Earnings to Fixed Charges.
23.1	†	Consent of KPMG LLP.
23.2		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1		Powers of Attorney (included on the signature page of this Registration Statement).
25.1	†	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank, National Association, as Trustee, under the Indenture pursuant to the Trust Indenture Act of 1939.

*
To be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference or by post-effective amendment.

†
Filed herewith.

Note:
We will file as an exhibit to a Current Report on Form 8-K any required opinion of counsel as to certain tax matters relating to securities being offered hereby.